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                                                                    EXHIBIT 23.1




                              ACCOUNTANTS' CONSENT



The Board of Directors
First American Corporation:


We consent to the use of our audit report dated January 15, 1998 on the consolidated financial statements of First American Corporation and subsidiaries as of December 31, 1997 and 1996, and each of the years in the three-year period then ended, incorporated herein by reference.




                                               /s/ KPMG Peat Marwick LLP

                                               KPMG Peat Marwick LLP



Nashville, Tennessee
May 7, 1998